Exhibit 32
JetBlue Airways Corporation
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of JetBlue Airways Corporation on Form 10-Q for the period ended September 30, 2024, as filed with the Securities and Exchange Commission on October 29, 2024 (the "Report"), the undersigned, in the capacities and on the dates indicated below, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of JetBlue Airways Corporation.

Date:	October 29, 2024	By:	/s/ Joanna Geraghty
Joanna Geraghty
Chief Executive Officer
(Principal Executive Officer)

Date:	October 29, 2024	By:	/s/ Ursula L. Hurley
Ursula L. Hurley
Chief Financial Officer
(Principal Financial Officer)